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                                                           EXHIBIT 10.24

                          TERMINATION AGREEMENT


         THIS AGREEMENT is made and entered into this ____ day of October, 1996 by and between Jerry M. Socol ("Executive" or "You" or "Your") and J. Baker, Inc. (the "Company").

         WHEREAS, the Executive is currently employed by the Company under an employment agreement dated March 23, 1993, as amended from time to time (the "Employment Agreement"); and

         WHEREAS, the Executive and the Company both desire to terminate the Employment Agreement; and

         WHEREAS, the Executive and the Company further desire to establish an amicable arrangement for ending the employment relationship between them.

         NOW, THEREFORE, for good and valuable consideration, including the promises and mutual agreement contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       RESIGNATION

         Effective October 1, 1996 ("Resignation Date") or prior thereto, the Executive has resigned his employment, offices, positions as Director, and all other positions he now holds with the Company and its affiliates and subsidiaries.

2.       SEVERANCE PAY

         To the extent that the Company has not already done so, the Company shall pay the Executive as severance pay all base salary accrued and due him under the Employment Agreement up to and including the Resignation Date. This amount, totaling Six Hundred Seventy Five Thousand Dollars ($675,000), shall be paid as follows:

         (a) A lump sum payment of One Hundred Twelve Thousand Five Hundred Dollars ($112,500), constituting three (3) months base salary to be paid eight
(8) days after execution of this Agreement; and

         (b) Thirty-nine (39) weekly installment payments of Fourteen Thousand Four Hundred Twenty Three Dollars and 07/100 ($14,423.07) commencing immediately following the Resignation Date and terminating on the week ending June 29, 1997. The Executive agrees that payments provided in this Section 2 and 3 shall constitute payment in full of any and all obligations of the Company to the Executive under the Employment Agreement.

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3.       BENEFIT CONTINUATION

         (a) Health and Disability Insurance. During the period beginning on the Resignation Date and ending on April 1, 1998, you will be entitled to participate in the health, dental, group life and disability insurance programs ("Insurance Coverages") currently maintained by the Company at the Company employee cost thereof. Your share of premium payments in connection with the Insurance Coverages, if applicable, will be deducted from your severance pay as if you had remained actively employed. On July 1, 1997, the Executive shall pay to the Company, in a lump sum, the Executive's share of premium payments in connection with the above Insurance Coverages as well as the portion of medicare taxes associated with the personal use of his automobile as set forth in Section 3(c) hereof, for the period commencing July 1, 1997 and ending December 31, 1997. On January 1, 1998 the Executive shall pay to the Company, in a lump sum, that portion of the Insurance Coverages and of FICA and medicare taxes as are associated with the personal use of his automobile from January 1, 1998 until April 1, 1998. The Company will furnish specific details of such amounts to the Executive.

         (b) Other Benefits. Pursuant to applicable benefit plan terms and benefit practices, your eligibility to participate in the Company's section 401(k) plan, defined benefit pension plan and supplemental executive retirement plan ceased effective on the Resignation Date. Your rights to benefits, if any, are governed by the terms of those benefit plans and programs.

         (c)      Car Lease.

         You shall have the right to use the vehicle leased by the Company for your benefit through the close of business on April 1, 1998 and the Company shall maintain the current level of insurance on the vehicle through that date. In addition, the maintenance and repairs on the vehicle will be continued in accordance with the terms of the Company's fleet leasing program as currently in place with respect to the vehicle. The cellular telephone which is currently installed in the vehicle shall be available for your use until the vehicle is returned to the Company. Any charges, however, for the use of the telephone including, without limitation, monthly service fees, peak or off-peak air time charges and maintenance charges shall be at your sole expense. The Company will arrange for the billing address for bills in connection with the use of the telephone to be changed to your home address.

         (d)      Company Credit Cards.

         Any use of Company credit cards, gasoline cards, telephone cards or the like shall have terminated effective as of the Resignation Date and you shall return these to the Company immediately.






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4.       STOCK OPTION AGREEMENTS

         With respect to incentive or non-qualified stock options (the "Options") granted to you pursuant to the Company's 1985 Amended and Restated Stock Option Plan or 1994 Equity Incentive Plan (the "Option Plans"), any such Options to purchase shares of the Company's common stock which are exercisable as of the Resignation Date ("Currently Exercisable Options") shall remain exercisable through July 1, 1997. A list of Currently Exercisable Options is set forth on the attached Exhibit A. Any such Options to purchase shares which may become exercisable subsequent to the Resignation Date shall have terminated effective as of the Resignation Date and such Options shall be forfeited to the Company. Similarly, the Performance Share Award granted to you as of March 26, 1996 and any other performance share award which may have been granted to you shall terminate effective as of the Resignation Date.

5.       GENERAL RELEASE OF CLAIMS

         (a) You voluntarily release and absolutely and forever discharge the Company and its affiliates, subsidiaries, predecessors, successors, and assigns, and the current and former officers, directors, shareholders, employees, and agents of each of the foregoing (any and all of which are referred to as the "Releasees") generally from all suits, demands, charges, complaints, claims, sums of money, promises, agreements, causes of action, damages, interest, attorneys' fees, expenses, judgments, accounts, agreements and debts of any nature whatsoever, known or unknown ("Claims"), which you have, claim to have, ever had, or ever claimed to have had against the Releasees. This general release of Claims including, without implication of limitation, all Claims related to your employment with the Company, the compensation provided to you by the Company, the Company's decision to terminate your employment, your resignation from the Company, or your activities on behalf of the Company, including, without implication of limitation, any Claims for wrongful discharge, breach of contract, breach of an implied covenant of good faith and fair dealing, tortious interference with advantageous relations, any intentional or negligent misrepresentation, and unlawful discrimination under the common law or any statute (including, without implication of limitation, Title VII of the Civil Rights Act of 1964 and the Age Discrimination in Employment Act, 29 USC 621 et sec). You also waive any claim for reinstatement, attorney's fees, or costs. Notwithstanding anything in this general release to the contrary, this general release shall not be construed to limit your right to enforce this Agreement.

         Basically, and without limiting the foregoing, you will not bring or otherwise participate in any lawsuits or charges against the Company concerning your employment, the compensation, benefits, terms, and conditions of your employment, or your resignation from employment.






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         (b) The Company hereby  releases and absolutely and forever  discharges the Executive from any and all suits, claims, demands, debts, sums of money, damages, interest, attorneys' fees, expenses, actions, causes of action, judgments, accounts, promises, contracts, agreements, and any and all claims in law or in equity, whether now known or unknown, which it ever had, now has, or which it, hereafter can, shall or may have against the Executive, arising out of, or related to, his employment with or, separation from the Company, including, but expressly not limited to, any claim which it may have to recover money, or damages of any kind, as a result of any actions, claims, complaints or charges brought by it under any federal, state or common law, except for actions to enforce or for breach of this Agreement.

6.       CONFIDENTIALITY OF AGREEMENT

         You and the Company agree to keep the existence and terms of this Agreement in the strictest confidence and not disclose the terms of this
Agreement to any persons except, as the case may be, immediate family, attorneys, and financial advisors and accountants, and to them only provided that they also agree to keep the information completely confidential. Each party will be considered to have breached this Agreement if any of those individuals fail to keep such information completely confidential and the party disclosing such information failed to obtain a prior agreement from such individual(s) to keep the information confidential. Notwithstanding the foregoing, each party may make any disclosure to the extent required by law. Nothing herein shall prevent you from disclosing the provisions of Section 9 to any prospective employer or to any individuals with whom you contemplate engaging in a business relationship.

7.       CONFIDENTIAL INFORMATION

         You shall at all times keep in confidence and trust all Confidential Information and shall not reveal Confidential Information for a period of eighteen (18) months. "Confidential Information" means information concerning the Company that has been treated as confidential by the Company and that is of competitive or other business value to the Company. Confidential Information includes, without implication of limitation, trade secrets, confidential revenue, sales, or earnings information, confidential business relationships, and confidential business plans and sales and marketing plans. No provision of this section shall be construed as prohibiting the following disclosures by the
Executive: (i) disclosure pursuant to the terms of the order of the court or governmental authority of competent jurisdiction, provided that, prior to any such disclosure the Company shall be promptly notified of any such order of a court or governmental authority and have the opportunity to obtain a protective order in connection therewith; or (ii) disclosure of matters which have become generally available to the public other than as a result of disclosures made by the Executive in violation of this Agreement.







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8.       RETURN OF PROPERTY

         All documents, records, materials, software, equipment, and other physical property, and all copies of any of the foregoing, whether or not pertaining to Confidential Information, that have come into your possession or been produced by you in connection with your employment ("Property") have been and remain the sole property of the Company. You confirm that you have returned to the Company all Property.

9.       NON-COMPETITION

         Effective as of the Resignation Date and for a period of two (2) years thereafter, you agree that unless you receive prior written approval from the Company, you will not, anywhere in the United States or any territory or possession thereof, engage in, as an employee, consultant, owner or otherwise, either directly or indirectly or by association with, any business which, is in competition with either J. Baker's Casual male Big & Tall or Work 'N Gear divisions or which, without implication of limitation, (i) distributes, sells or markets so-called "big and tall" clothing of any kind for men or which utilizes the "big and tall" retail or wholesale marketing concept as part of its business or (ii) distributes, sells or markets work related clothing for men or women (including, without limitation, medical and laboratory uniforms), and agree that for a period of two (2) years from the date hereof, neither you nor any new employer of yours shall open, convert, develop, organize or acquire any new or existing business which utilizes the concept of big and tall clothing or specialty workwear and clothing for the distribution, selling or marketing of same.

         Nothing in this paragraph 9 shall prohibit your participation in the footwear business of any kind or in the business of manufacturing big & tall clothing or work clothing.

         For purposes of this section, a business that distributes, sells or markets "big and tall" or "work related" or "workwear" clothing shall mean a business whose gross sales of such clothing exceeds three (3) percent of the total overall gross sales of the business.

10.      LITIGATION COOPERATION

         You agree to cooperate fully with the Company in the defense or prosecution of any claims, actions or government investigations which already have been brought or which may be brought in the future against or on behalf of or affecting the Company which relate to events or occurrences that transpired during your employment with the Company. Your full cooperation in connection with such claims or actions shall include, without implication of limitation, being available to meet with counsel to prepare for investigatory interviews, discovery or trial, to provide complete information pursuant to the Company's counsel's requests and questions, and to testify truthfully as a witness when reasonably requested by the Company at reasonable times designated by the Company. The Company agrees to reimburse you for any reasonable out-of-pocket expenses that you incur in connection with such cooperation, subject to reasonable documentation.

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11.      NON-SOLICITATION

         You agree that, prior to October 1, 1998 you will not solicit or encourage employees of the Company or its affiliates to leave the employment of the Company or any of its affiliates for the purpose of becoming employed by or otherwise affiliated with you or any other person or entity.

12.      NON-DISPARAGEMENT

         The Company and you agree that neither the Company, which includes its officers and directors, nor you will make any statements, written or oral, that are disparaging about or adverse to the business interests of you or the Company, as the case may be, or any of the Company's affiliates or subsidiaries (including disparaging statements about their officers, directors, employees, consultants, customers or suppliers) or which are intended to harm the good will of either you or the Company or any of the Company's affiliates or subsidiaries. Each party's obligations hereunder include but are not limited to any correspondence or discussions with employees, officers, directors, customers, shareholders, investors or anyone in the investment community. They also apply to any communication with or about employees, officers or directors about any other employees, officers or directors.

13.      TAX EFFECT OF PAYMENTS

         The Company shall reduce payments made to you pursuant to this Agreement by deductions and withholdings that it reasonably determines to be required for tax purposes and the Company shall make such tax related reporting that it reasonably determines to be required with respect to payments pursuant to this Agreement.

14.      NOTICES, ACKNOWLEDGEMENT AND OTHER TERMS

         This Agreement is the entire agreement between you and the Company and, with the exception of the Option Agreements and those other agreements pertaining to benefits referred to and set forth in Section 3 of this Agreement, all previous agreements, or promises between you and the Company are superseded, terminated, null, and void.

         You acknowledge that you have been given the opportunity, if you so desired, to consider this Agreement for twenty-one (21) days before executing it and have been advised by legal counsel with respect thereto. If not signed by you and returned to me so that I receive it within twenty-one (21) days of your receipt of this Agreement, this Agreement will not be valid. In the event that you execute and return this Agreement within less than twenty-one (21) days of the date of its delivery to you, you acknowledge that such decision was entirely voluntary and that you had the opportunity to consider this letter agreement for the entire twenty-one (21) day period. The Company acknowledges that for a period of seven (7) days from the date of the execution by you of this Agreement, you shall retain the right to revoke this Agreement by written notice that I receive before the end of such period, and the Company and you agree that

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this Agreement shall not become effective or enforceable until the expiration of such revocation period.

         By signing this Agreement, you acknowledge that you are doing so voluntarily. You also acknowledge that you are not relying on any representations by any representative of the Company or by any of the other Releasees concerning the meaning of any aspect of this Agreement.

         In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The law of Massachusetts will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement, without giving effect to the conflict of laws provisions of Massachusetts law. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

15.      ENFORCEMENT

         The Executive agrees that violation of Sections 6 through 12 above could cause the Company to suffer irreparable harm, whereby remedies at law may be inadequate to protect the Company against actual or threatened breach. Therefore, the Executive agrees that the provisions of the above sections are enforceable in both law and equity, and that the granting of injunctive relief in favor of the Company may be allowed without proof of actual damages and without requirement of the Company to post a bond in connection therewith.

16.      AUTHORITY

         The party signing for the Company represents that he has the authority to execute this Agreement on behalf of the Company.














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17.      SUCCESSORS

         This  Agreement  shall  binding be upon and inure to the benefit of the
parties  and  their  respective  heirs,  executors,   administrators,   personal
representatives, successors and assigns.

         IN WITNESS WHEREOF, the parties set their hands and seals as of the date written above.


                                     J. BAKER, INC.


                                     By:/s/Alan I. Weinstein
                                     Alan I. Weinstein
                                     Acting President and
                                     Chief Executive Officer




                                     EXECUTIVE



                                     /s/Jerry M. Socol
                                     Jerry M. Socol






G\JMSTERM.RV3